UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/18/2007

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2007, the Board of Directors of Assurant, Inc. (the "Company") appointed J. Kerry Clayton as the Company's interim president and chief executive officer and Michael J. Peninger as the Company's interim chief financial officer.

Mr. Clayton, 61, previously served as chief executive officer of the Company from 2000 through his retirement in 2006. He also served as president of the Company through June 2005, and vice chairman of the Company's Board of Directors through the end of 2006. From 1993 to 1999, Mr. Clayton was executive vice president of Assurant with a variety of responsibilities and, from 1985 to 1993, he served as president of what is now Assurant Employee Benefits. Mr. Clayton also was senior vice president, finance of Assurant from 1981 to 1985. He began his career in 1970 with American Security Group, which was acquired by Assurant in 1980.

Mr. Peninger, 52, served as president and chief executive officer of Assurant Employee Benefits since January 1999. Mr. Peninger joined Assurant Employee Benefits in 1985 as a corporate actuary and has held various positions within the Company. In 1991, Mr. Peninger was appointed senior vice president and chief financial officer and in 1993 he became senior vice president of finance and claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed executive vice president of the Company.

On July 19, 2007, the Company filed a Form 8-K with a press release entitled "Assurant Appoints J. Kerry Clayton Interim President and Chief Executive Officer and Michael J. Peninger Interim Chief Financial Officer" attached. The aforementioned Form 8-K (including the press release attached as exhibit 99.1 thereto) is incorporated by reference into this Item.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: July 24, 2007	By:	/s/ Raj B. Dave
Raj B. Dave
Vice President and Managing Attorney